Exhibit 3.4

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

Chinos Holdings, INC.

Pursuant to Sections 242 and 245 of the General Corporation law of the State of Delaware (the “DGCL”), the undersigned, being the Vice President of Chinos Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

ONE: The name of this Corporation is Chinos Holdings, Inc.

TWO:The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 17, 2010.

THREE:The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 4, 2011.

FOUR:The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 2011.

FIVE:The Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 11, 2017.

FIVE:This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the DGCL.

SIX:This Fourth Amended and Restated Certificate of Incorporation of the Corporation amends and restates the Third Amended and Restated Certificate of Incorporation of the Corporation in its entirety as follows:

1.The name of this Corporation is Chinos Holdings, Inc.

2.The registered office of this Corporation in the State of Delaware is located at 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808.  The name of its registered agent at such address is Corporation Service Company.

3.The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.Capital Stock.

4.1.Authorized Shares.  The total number of shares of capital stock that the Corporation has authority to issue is two hundred million three hundred twenty thousand (200,320,000) shares, consisting of:

1

(a)One hundred ninety thousand (190,000) shares of Series A Preferred Stock, no par value per share (“Series A Preferred Stock”);

(b)One hundred thirty thousand (130,000) shares of Series B Preferred Stock, no par value per share (“Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”); and

(c)Two hundred million (200,000,000) shares of Class A Common Stock, par value $0.00001 per share (“Common Stock”).

4.2.Rights, Preferences, Privileges and Restrictions of Capital Stock.

A.PREFERRED STOCK

The Board of Directors shall have the authority to prescribe and issue the Preferred Stock in one or more series and to prescribe the number of shares constituting and the designation of each such series of Preferred Stock and the rights, voting powers, designations, preferences, privileges, limitations, restrictions and relative rights of each such series of Preferred Stock including, without limitation, dividend rights, dividend rates, conversion rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences.  If more than one series of Preferred Stock is issued, the Board of Directors shall, by resolution, prescribe a distinguishing designation for each such series.  The rights prescribed by the Board of Directors with respect to voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designations must be described in a resolution of the Board of Directors prior to the issuance of such shares and a certificate describing such rights must be filed in accordance with the DGCL.

B.COMMON STOCK.

The shares of Common Stock shall have the rights, preferences, privileges and limitations set forth in this Part B of this Section 4.2.

4.2.1.Definitions. As used in this Section 4, the following terms have the following definitions:

4.2.1.1“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

4.2.1.2“Board of Directors” shall mean the Board of Directors of the Corporation.

4.2.1.3“Common Stock Options” shall mean at any time all outstanding options issued by the Corporation to purchase Common Stock.

4.2.1.4“Distributions” shall mean all distributions made by the Corporation to holders of Common Stock, whether by dividend or otherwise (including without limitation any distributions made by the Corporation to holders of Common Stock in complete or partial liquidation of the Corporation or upon a sale of all or substantially all of the business or assets of the Corporation and its subsidiaries on a consolidated basis); provided, however, that the following shall not be a Distribution: (a) any redemption or repurchase by the Corporation of any shares of Common Stock for any reason, (b) any recapitalization or exchange of any shares of Common Stock, (c) any subdivision or increase in the number of (by stock split, stock dividend or otherwise), or any combination in any manner of, the outstanding shares of Common Stock or (d) a merger, share exchange or consolidation after the consummation of which the stockholders of the Corporation immediately prior to such merger, share exchange or consolidation effectively have the power to elect a majority of the board of directors of the surviving corporation or its parent corporation.

4.2.1.5“Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

4.2.1.6“Qualified Institutional Investor” shall mean TPG Capital VI, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and their respective Affiliates.

4.2.1.7“Stockholders’ Agreement” shall mean that certain Amended and Restated Principal Investors Stockholders’ Agreement entered into by and among the Corporation and certain of its stockholders, as the same may be amended from time to time in accordance with its terms.

4.2.2.Shares Identical.  Except as otherwise provided in this Section 4.2, for purposes of this Section 4.2, all shares of Common Stock shall, to the fullest extent permitted by applicable law, be identical in all respects and shall entitle the holders thereof to the same powers, preferences, rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

4.2.3.Voting Rights.  Subject to the powers, preferences, rights and privileges of the Preferred Stock and any other class of stock (or any series thereof) having any preference or priority over, or rights superior to, the Common Stock that the Corporation may hereafter become authorized to issue, to the fullest extent permitted by applicable law, except as otherwise provided in this Section 4.2, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.  Except as otherwise provided in this Section 4.2 or as otherwise required by applicable law, all holders of Common Stock shall vote together as a single class, with each share of Common Stock being entitled to one vote on all matters to be voted on by the stockholders.

4.2.3.1Subject to the provisions of Section 242(b)(2) of the DGCL, any term or provision of this Certificate of Incorporation may be amended with the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock voting as a single class.

4.2.3.2Notwithstanding the provisions of Section 242(b)(2) of the DGCL or anything to the contrary in this Section 4.2, the number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock without a vote by class.

4.2.4.Directors.  The number of directors constituting the entire Board of Directors (the “Number of Directors”) shall be seven or such greater number determined as provided in the Bylaws of the Corporation, in either case subject to reduction as provided in Section 4.2.4.4.

4.2.4.1Each TPG Director (as defined in the Stockholders’ Agreement) shall have four (4) votes in each matter submitted to directors of the Corporation for a vote and each other person who serves as a director of the Corporation shall have one vote in each matter submitted to directors of the Corporation for a vote.  Every reference in this Certificate of Incorporation or the Bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

4.2.4.2At any meeting of directors, directors holding a majority of all votes of directors then in office shall constitute a quorum.

4.2.4.3The vote of directors holding a majority of the votes of all directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors shall vote together as a single class on all matters to be voted on by the directors.

4.2.4.4Any vacancy on the Board of Directors shall be filled only by vote of the holders of a majority of the voting power of the outstanding shares of the Common Stock.  The Board of Directors shall be deemed to be duly constituted notwithstanding one or more vacancies in its membership, whether because of the failure of the stockholders to elect the full number of directors or otherwise.  Any such vacancy shall automatically reduce the Number of Directors pro tanto, until such time as the holders of Common Stock shall have elected a director to fill such vacancy, whereupon the Number of Directors shall be automatically increased pro tanto.

4.2.5.Distributions.  All Distributions shall be made ratably among the holders of shares of Common Stock, as a single and separate class, based on the number of shares of such class held by such holders; provided, that in any such Distribution a portion equal to 2.67% of the Distribution shall be made to the holders of shares of Series B Preferred Stock, as a single and separate class, which portion shall be shared ratably among the holders of shares of Series B Preferred Stock, based on the number of shares of Series B Preferred Stock held by such holders.  For the purpose of any liquidating Distribution or allocation of the proceeds of a sale of the Company, the amount available for Distribution will be calculated assuming that all in-the-money Common Stock Options have been or will be exercised and the exercise price therefor paid to the Company.

4.2.6.Stock Splits and Stock Dividends. In no event shall any subdivision, increase or combination of the shares of any class of Common Stock constitute a Distribution in respect of any share of Common Stock.

4.2.7.Replacement. Upon receipt of an affidavit of the registered owner of one or more shares of any class of Common Stock (or such other evidence as may be reasonably satisfactory to the Corporation) with respect to the ownership and the loss, theft, destruction or mutilation of any certificate evidencing such shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (it being understood that if the holder is a Qualified Institutional Investor, or any other holder of shares of Common Stock of the Corporation which is an entity regularly engaged in the business of investing in companies and meets such requirements of creditworthiness as may reasonably be imposed by the Corporation in connection with the provisions of this paragraph, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

4.2.8.Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

4.2.9.Reverse Stock Split.  Upon the filing of this Fourth Amended and Restated Certificate of Incorporation in accordance with the DGCL (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall be reclassified as, changed into and become 0.0001 of a share of validly issued, fully paid and nonassessable shares of Common Stock (“New Common Stock”).  Each stock certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

5.The election of directors need not be by ballot unless the Bylaws shall so require.

6.In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time Bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

7.A director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined.  No amendment or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

8.To the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of this Corporation.  No amendment or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

9.The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person (i) is or was or has agreed to be a director or officer of the Corporation, (ii) while a director or officer of the Corporation is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, partner, general partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (iii) is or was or has agreed to be a director, officer, manager, managing member, partner, general partner, agent, trustee or fiduciary of any corporation, partnership, joint venture, trust or other enterprise formed for the primary purpose of directly or indirectly holding equity securities of the Corporation (the persons in clauses (i), (ii) and (iii) collectively, the “Indemnitees”), in the case of each Indemnitee, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any Indemnitee in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Indemnitee.  Such indemnification shall not be exclusive of other indemnification rights arising under any Bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any Indemnitee seeking indemnification under this Section 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.  It is the intent of the Corporation that, with respect to all advancement and indemnification obligations under this Section 9, the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).  The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this Section 9 from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries). Any repeal or modification of the foregoing provisions of this Section 9 shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

10.The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws of the Corporation.

11.If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

12.The Corporation shall not be governed by Section 203 of the DGCL.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by the officer below this 12th day of July, 2017.

/s/ Maria Di Lorenzo

Maria Di Lorenzo, Senior Vice President, General Counsel & Secretary

Signature Page to Fourth Amended and Restated Certificate of Incorporation of Chinos Holdings, Inc.